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                                                                       EXHIBIT n

                         Independent Auditors' Consent

The Board of Directors and Stockholder of
Brantley Mezzanine Capital Corp.:

We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the prospectus.


                                                              /s/ KPMG LLP


Cleveland, Ohio
December 18, 2003